UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2009
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Settlement Agreement, dated as of April 8, 2009
EX-99.2 Press Release, dated April 9, 2009

Item 1.01. Entry into a Material Definitive Agreement
     On April 8, 2009, Aspect Medical Systems, Inc. (“Aspect”) entered into a settlement agreement (the “Agreement”) with First Manhattan Co., First BioMed Management Associates, LLC and First BioMed, L.P. (collectively “First Manhattan”), relating to, among other things, Aspect’s 2009 annual meeting of stockholders (the “Annual Meeting”). Set forth below is a summary of the material terms of the Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein. The following summary does not purport to be complete and is qualified in its entirety by reference to the Agreement. Pursuant to the Agreement:
•	Aspect agrees to hold the Annual Meeting on June 5, 2009.

•	Aspect agrees, and represents and warrants that its board of directors (the “Board”) has agreed, that:
•	Jon C. Biro, Executive Vice President and Chief Financial and Accounting Officer of Consolidated Graphics, Inc., and Melvin L. Keating, former President and Chief Executive Officer of Alliance Semiconductor Corporation and an advisor to private equity funds (collectively, the “Designated Directors”), will be nominated as directors of Aspect, together with Nassib G. Chamoun, President and Chief Executive Officer of Aspect, for election at the Annual Meeting, for terms that will expire in 2012;

•	David W. Feigal, Jr., M.D. and Boudewijn L.P.M Bollen, directors of Aspect, have resigned from the class of directors up for election in 2010 and 2011, respectively, in each case effective immediately prior to the Annual Meeting.

•	James J. Mahoney, Jr., a director of Aspect, and Vincent P. Scialli, Managing Director of First Manhattan Co., will be elected to the Board for terms ending at the 2010 and 2011 annual meeting of stockholders, respectively, to fill the vacancies created by the resignations of Dr. Feigal and Mr. Bollen, in each case effective immediately prior to the Annual Meeting;

•	Neither Aspect nor the Board will take any action that would shorten the terms of the Designated Directors or Mr. Scialli or any other nominee of First Manhattan pursuant to the Agreement, except as provided in the Agreement; and

•	Aspect will use all reasonable best efforts to ensure that the Designated Directors are elected at the Annual Meeting and will recommend to Aspect’s stockholders that they vote in favor of the election of the Designated Directors.
•	Aspect agrees, and represents and warrants that the Board has agreed:
•	To nominate Mr. Scialli for re-election in 2011, unless the Corporate Governance and Nominating Committee of the Board determines that Mr. Scialli does not meet the criteria for considering a candidate to be qualified to serve as a director set forth in Aspect’s Corporate Governance Guidelines and Director Qualification Standards, in which case First Manhattan will be entitled to designate another individual deemed to be qualified by the Board who the Board will nominate for election in 2011; and

•	If either of the Designated Directors or Mr. Scialli become unable to serve prior to the Annual Meeting or cease to serve at some point before the 2012 election, First Manhattan will be entitled to designate an individual deemed to be qualified by the Board who the Board will then nominate for election or elect to fill such vacancy.
•	Following the nominations of the Designated Directors referred to above, First Manhattan agrees to withdraw its nominations and proposals with respect to the Annual Meeting and not to solicit proxies or make any other proposals at the Annual Meeting.

•	Aspect agrees not to make any other proposals at the Annual Meeting other than the ratification of the selection of the registered public accounting firm, the repricing of stock options limited to non-executive employees and the amendment of the bylaws referred to below. First Manhattan agrees to vote all of its shares at the Annual Meeting for the Designated Directors and the foregoing proposals. Aspect represents and warrants that Aspect’s officers and directors have agreed to vote all of their shares for the Designated Directors and the bylaw amendment referred to below.

•	Aspect agrees, and represents and warrants that the Board has agreed that:
•	Until the 2011 annual meeting, the size of the Board will not be increased beyond nine members unless at least eight members approve the increase;

•	Mr. Biro will become a member of the Audit Committee of the Board, Mr. Scialli will become a member of the Corporate Governance and Nominating Committee of the Board and Mr. Keating will become a member of the Compensation Committee of the Board;

•	The Board will establish a special committee, at a Board meeting which will be held immediately following the Annual Meeting, whose members shall consist of John O’Connor, Mr. Keating and a third independent director selected by the Board, to study ways to optimize Aspect’s capital structure and pursue strategic planning;

•	Aspect’s Corporate Governance and Nominating Committee will continue its ongoing evaluation of Aspect’s governance provisions in light of present trends in corporate governance; and

•	Aspect will recommend to stockholders at the Annual Meeting to approve the amendment of Section 1.2 of its by-laws to read as follows:
1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board or the President, which date shall not be a legal holiday in the place where the meeting is to be held and which date shall not be later than May 25 in any year, and shall not be adjourned without the vote of the holders of a majority in voting power of the shares represented in person or by proxy at such meeting; provided, however, that (a) if the filing of the corporation’s Form 10-K is delayed beyond March 31 in any year, the Board of Directors may extend the May 25 deadline in that year by up to a number of days equal to the number of days between March 31 and the date that Form 10-K is actually filed, but in no event may the Board of Directors extend the deadline beyond June 9 of that year, and (b) the Board of Directors may extend the May 25 deadline in any year if the Board of Directors, after consulting with counsel and financial advisers, reasonably determines in good faith that the corporation has material non-public information the premature disclosure of which would be against the best interests of the corporation and its stockholders and that the delay is necessary (and is no longer than necessary) in order to avoid a premature disclosure that would be against the best interests of the corporation and its stockholders, but in no event may the Board of Directors extend the deadline beyond June 9 of that year. Notwithstanding Section 6.1 of these By-Laws, and notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, either the affirmative vote of the holders of at least fifty percent (50%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote or approval by a number of directors at least equal to 80% of the full size of the board (counting any vacant seats as part of the full board for this purpose) shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 1.2.
•	Aspect shall use all reasonable best efforts to ensure that the bylaw amendment is approved at the Annual Meeting, including, without limitation, recommending that Aspect’s stockholders vote in favor of the amendment.

•	Aspect agrees to reimburse First Manhattan for its fees and expenses incurred prior to the execution of the Agreement in connection with the shareholder proposals and nominations, the negotiation of the Agreement and the preparation and filing of all filings required by the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, including work done in preparation of filing proxy materials, up to $250,000.

•	Aspect has the right to terminate the Agreement by delivering a written notice of termination at any time on or after the earlier of:
•	the date on which Aspect’s 2012 annual meeting of stockholders is held; and

•	the first date on which First Manhattan no longer beneficially owns at least 500,000 shares of Aspect’s common stock, in which case, First Manhattan would cause Mr. Scialli to immediately offer his written resignation as a director of Aspect.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
     Aspect plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a proxy statement relating to its Annual Meeting. The proxy statement will contain important information about Aspect and the matters to be acted upon at the meeting. Investors and security holders are urged to read the proxy statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Aspect through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents Aspect by contacting Investor Relations Department, Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, telephone: (617) 559-7000.
     Aspect, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the matters to be voted on at any meeting of Aspect stockholders. Information regarding Aspect’s directors and executive officers is contained in Aspect’s Form 10-K for the year ended December 31, 2008 and its proxy statement dated April 17, 2008 relating to the 2008 annual meeting of stockholders, each of which has been filed with the SEC. As of January 31, 2009, Aspect’s directors and executive officers beneficially owned approximately 3,264,501 shares, or 17.0%, of Aspect’s common stock. A more complete description will be available in the proxy statement relating to the Annual Meeting.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve risks and uncertainties, including without limitation statements with respect to the proposals to be considered at the Annual Meeting and any other statements about Aspect’s management’s future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, one or more of the nominees may be unable to stand for election or fulfill his service as a director, if elected; Aspect’s proposals, including with respect to the director nominees, may fail to achieve the requisite stockholder approval at the Annual Meeting; disputes may arise with regard to the terms of the agreement, which could result in unplanned expenses for Aspect and undue distraction of the board and management; and the Special Committee may not be successful in its efforts to optimize Aspect’s capital structure and pursue strategic planning. There are other factors that could cause Aspect’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC.
     In addition, the statements in this Current Report on Form 8-K represent Aspect’s expectations and beliefs as of the date of this Report. Aspect anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Aspect may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aspect’s expectations or beliefs as of any date subsequent to the date of this Report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     David W. Feigal, Jr., M.D. and Boudewijn L.P.M Bollen have resigned from the class of directors up for election in 2010 and 2011, respectively, in each case effective immediately prior to the Annual Meeting.
     See also the description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 5.02 by reference.
Item 8.01 Other Events.
     A copy of the press release announcing the entering into of the Agreement was issued by Aspect and First Manhattan on April 6, 2009 and is attached as Exhibit 99.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
          (d) See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: April 9, 2009	By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement, dated as of April 8, 2009, by and among Aspect Medical Systems, Inc., First Manhattan Co., First BioMed Management Associates, LLC and First BioMed, L.P.

99.2	Press Release, dated April 9, 2009